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                           Exhibit 10E








                      WILLAMETTE INDUSTRIES

                 1993 DEFERRED COMPENSATION PLAN

















                    Effective January 1, 1994
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                        TABLE OF CONTENTS

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
ARTICLE I      PURPOSE; EFFECTIVE DATE . . . . . . . . . . .  1

ARTICLE II     DEFINITIONS . . . . . . . . . . . . . . . . .  1

               2.1  Account. . . . . . . . . . . . . . . . .  1
               2.2  Beneficiary. . . . . . . . . . . . . . .  1
               2.3  Board. . . . . . . . . . . . . . . . . .  1
               2.4  Committee. . . . . . . . . . . . . . . .  1
               2.5  Company. . . . . . . . . . . . . . . . .  1
               2.6  Compensation . . . . . . . . . . . . . .  1
               2.7  Deferral Period. . . . . . . . . . . . .  1
               2.8  Determination Date . . . . . . . . . . .  1
               2.9  Earnings . . . . . . . . . . . . . . . .  2
               2.10 Employer . . . . . . . . . . . . . . . .  2
               2.11 Matching Contributions . . . . . . . . .  2
               2.12 Mirror Investment Fund . . . . . . . . .  2
               2.13 Participant. . . . . . . . . . . . . . .  3
               2.14 Participation Agreement. . . . . . . . .  3
               2.15 Plan . . . . . . . . . . . . . . . . . .  3
               2.16 Stock Purchase Plan. . . . . . . . . . .  3
               2.17 Subaccount . . . . . . . . . . . . . . .  3

ARTICLE III    PARTICIPATION AND DEFERRALS . . . . . . . . .  3

               3.1  Eligibility and Participation. . . . . .  3
               3.2  Form of Deferral . . . . . . . . . . . .  4
               3.3  Limitations on Deferrals . . . . . . . .  4
               3.4  Selection of Mirror Investment Fund. . .  4
               3.5  Termination of Employment. . . . . . . .  4
               3.6  Continuation of Deferral Amount. . . . .  4
               3.7  Change in Employment Status. . . . . . .  5

ARTICLE IV     DEFERRED COMPENSATION ACCOUNT . . . . . . . .  5

               4.1  Account. . . . . . . . . . . . . . . . .  5
               4.2  Timing of Credits; Withholding . . . . .  5
               4.3  Matching Contributions . . . . . . . . .  5
               4.4  Determination of Accounts and
                    Subaccounts. . . . . . . . . . . . . . .  5
               4.5  Vesting of Accounts. . . . . . . . . . .  6
               4.6  Statement of Accounts. . . . . . . . . .  6
               4.7  Pension Make-Up. . . . . . . . . . . . . .6

ARTICLE V      PLAN BENEFITS . . . . . . . . . . . . . . . .  6

               5.1  Early Withdrawals. . . . . . . . . . . .  6
               5.2  Termination of Employment. . . . . . . .  6
               5.3  Form of Benefits . . . . . . . . . . . .  7
               5.4  Accelerated Distribution . . . . . . . .  7
               5.5  Withholding; Payroll Taxes . . . . . . .  7
               5.6  Valuation Date . . . . . . . . . . . . .  7
               5.7  Covered Employee . . . . . . . . . . . .  8
               5.8  Payment to Guardian. . . . . . . . . . .  8

ARTICLE VI     BENEFICIARY DESIGNATION . . . . . . . . . . .  8

               6.1  Beneficiary Designation. . . . . . . . .  8
               6.2  Amendments . . . . . . . . . . . . . . . .8
               6.3  Change in Marital Status . . . . . . . .  9
               6.4  No Beneficiary Designation . . . . . . .  9

ARTICLE VII    ADMINISTRATION. . . . . . . . . . . . . . . .  9

               7.1  Committee; Duties. . . . . . . . . . . .  9
               7.2  Agents . . . . . . . . . . . . . . . . . 10
               7.3  Binding Effect of Decisions. . . . . . . 10
               7.4  Indemnity of Committee . . . . . . . . . 10

ARTICLE VIII   CLAIMS PROCEDURE. . . . . . . . . . . . . . . 10

               8.1  Claim. . . . . . . . . . . . . . . . . . 10
               8.2  Denial of Claim. . . . . . . . . . . . . 10
               8.3  Review of Claim. . . . . . . . . . . . . 10
               8.4  Final Decision . . . . . . . . . . . . . 10

ARTICLE IX     AMENDMENT AND TERMINATION OF PLAN . . . . . . 11

               9.1  Amendment. . . . . . . . . . . . . . . . 11
               9.2  Employer's Right to Terminate. . . . . . 11

ARTICLE X      MISCELLANEOUS . . . . . . . . . . . . . . . . 12

               10.1  Unfunded Plan . . . . . . . . . . . . . 12
               10.2  Unsecured General Creditor. . . . . . . 12
               10.3  Trust Fund. . . . . . . . . . . . . . . 12
               10.4  Nonassignability. . . . . . . . . . . . 12
               10.5  Not a Contract of Employment. . . . . . 13
               10.6  Protective Provisions . . . . . . . . . 13
               10.7  Governing Law . . . . . . . . . . . . . 13
               10.8  Validity. . . . . . . . . . . . . . . . 13
               10.9  Notice. . . . . . . . . . . . . . . . . 13
               10.10 Successors. . . . . . . . . . . . . . . 13

                           WILLAMETTE INDUSTRIES

                      1993 DEFERRED COMPENSATION PLAN



                                 ARTICLE I

                          PURPOSE; EFFECTIVE DATE

          The purpose of this Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for certain employees of Employer. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan shall be effective as of January 1, 1994.

                                ARTICLE II

                                DEFINITIONS

          Whenever used in this document, the following terms shall have the meanings set forth in this Article unless a contrary or different meaning is expressly provided:

          2.1 Account. "Account" means the device used by Employer to measure and determine the amounts to be paid to a Participant under the Plan. Each Account shall consist of one (1) or more Subaccounts.

          2.2 Beneficiary. "Beneficiary" means the person, persons, or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

          2.3  Board.  "Board" means the Board of Directors of the Company.

          2.4 Committee. "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VII.

          2.5 Company. "Company" means Willamette Industries, Inc., an Oregon corporation.

          2.6 Compensation. "Compensation" means base salary paid in cash. Elective pre-tax contributions made to the Stock Purchase Plan and salary reduction contributions to a cafeteria plan shall be included in Compensation. Income from the exercise of stock options or the vesting of restricted stock, the amount of "gross-up" of expense items, and other items that the Committee determines should be excluded for administrative convenience, shall be excluded from Compensation.

          2.7 Deferral Period. "Deferral Period" means the 12-month period ending December 31.

          2.8 Determination Date. "Determination Date" means the last day of each calendar month.

          2.9 Earnings. "Earnings" for each Subaccount means the rate of growth credited or debited to the Subaccount on each Determination Date in a calendar year, which shall be credited or debited at the rates described in the definition of Mirror Investment Fund (Section 2.12). "Earnings" for an Account shall mean the aggregate Earnings for each Subaccount making up the Account.

          2.10 Employer. "Employer" means the Company and any subsidiary or affiliate of the Company designated by the Committee.

          2.11 Matching Contributions. "Matching Contributions" means the contributions made by the Employer to the Plan. The amount of Matching Contributions to the Plan for each Participant for any calendar year shall be whichever of the following amounts is the least:

          (a) The amount deferred by the Participant under the Plan for the calendar year;

          (b) Six percent (6%) of the Participant's "statutory" Compensation, reduced by the amount of matching contribution actually made for the Participant to the Stock Purchase Plan for the calendar year; for this purpose, "statutory" Compensation means Compensation as defined in Section 2.6 but limited to $235,840 plus cost of living adjustments that would have been made to the $235,840 under Section 401(a)(17) of the Internal Revenue Code as it existed prior to its amendment by The Revenue Reconciliation Act of 1993; or

          (c) Thirty thousand dollars ($30,000) (plus cost of living adjustments allowed for qualified plan purposes), reduced by

               (i)  the amount of elective before-tax and
          employee after-tax contributions that could have been made by or for the Participant to the Stock Purchase Plan for the calendar year if the Section 401(a)(17) limit had been the higher "statutory" Compensation described above, and assuming the amount of such contributions would have been limited to an amount which would allow the highest possible amount of matching contribution, and

               (ii) the amount of matching contribution actually made for the Participant to the Stock Purchase Plan for the calendar year.

          2.12 Mirror Investment Fund. "Mirror Investment Fund" means each fund selected by a Participant pursuant to Article III. Each Mirror Investment Fund shall be a phantom investment fund, which shall be credited with earnings (whether a gain or a loss) at the same rate as one (1) of the investment funds offered by the Stock Purchase Plan. As of January 1, 1994, there are three (3) Mirror Investment Funds whose deemed earnings will track the earnings of the following Stock Purchase Plan investment funds:


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          (a)  A fixed income fund;

          (b)  A balanced investment fund; and

          (c)  An equity investment fund.

          2.13 Participant. "Participant" means any individual eligible under Section 3.1 who has elected to defer Compensation under this Plan.

          2.14 Participation Agreement. "Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of a Deferral Period, specifying the amount to be deferred for such Deferral Period.

          2.15 Plan. "Plan" means this 1993 Deferred Compensation Plan as amended from time to time.

          2.16 Stock Purchase Plan. "Stock Purchase Plan" means the Willamette Industries Stock Purchase Plan, or any successor defined contribution plan maintained by the Employer that qualifies under Sections 401(a) and 401(k) of the Internal Revenue Code, or any successor provisions thereto.

          2.17 Subaccount. "Subaccount" means the device used by Employer to measure and determine the amount of deferrals and matching contributions allocated to each Mirror Investment Fund selected by the participant, and the Earnings allocated therein.




                                ARTICLE III

                        PARTICIPATION AND DEFERRALS

          3.1  Eligibility and Participation.

          (a) Eligibility. Eligibility to participate in the Plan shall be limited to:

               (i)  Officers of Employer, and

               (ii) Any other employee designated, from time to time, by the Board.

          (b) Participation. An eligible individual may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by the December 31 immediately preceding the beginning of the Deferral Period.

          (c) Part-Year Participation. When an individual first becomes eligible to participate during a Deferral Period, a Participation Agreement may be submitted to the Committee no

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     later than thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Participation Agreement will be effective only with regard to Compensation earned following submission to the Committee.

          3.2 Form of Deferral. A Participant may elect a deferral in the Participation Agreement as follows: A deferral shall be a portion of the Compensation payable by Employer to the Participant during the Deferral Period. The amount to be deferred shall be stated as a flat percentage or as a flat dollar amount not to exceed the maximums and not to be less than the minimums described in Section 3.3.

          3.3 Limitations on Deferrals. The following limitations shall apply to deferrals:

          (a) Maximum. The maximum percentage of Compensation deferred shall be fifty percent (50%) for executive officers and thirty percent (30%) for other officers or other employees.

          (b) Minimum. The minimum deferral amount shall be two hundred dollars ($200) for each month in the Deferral Period.

          (c) Changes in Minimum or Maximum. The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect the amount of deferral specified in a Participation
     Agreement made prior to the Committee's action.

          3.4  Selection of Mirror Investment Fund.

          (a) At the time a Participant elects a deferral for a Deferral Period, the Participant shall also select the Mirror Investment Fund(s) in which the Participant wishes to have the combined amount of both deferrals and Matching Contributions deemed invested. The Participant may select any combination of one (1) or more of the Mirror Investment Funds as long as at least 25% is credited to each of the Mirror Investment Funds selected.

          (b) At the time the Participant selects Mirror Investment Fund(s) for new deferrals and Matching Contributions, a different allocation may be selected among Mirror Investment Funds for current account balances, which may be different than the allocation for new deferrals and Matching Contributions.

          3.5 Termination of Employment. If a Participant terminates employment with Employer prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination.

          3.6 Continuation of Deferral Amount. Once a Participant has made a Participation Agreement, the elected deferral amount shall remain in effect for the applicable Deferral Period. The election shall be irrevocable except as provided in Section 5.1(b) relating to unforeseen emergency.

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          3.7  Change in Employment Status.  If the Board determines that a
Participant's performance is no longer at a level that deserves reward through participation in the Plan, but does not terminate the Participant's employment with Employer, no new Participation Agreements may be made by such Participant after notice of such determination is given by the Board.


                                ARTICLE IV

                       DEFERRED COMPENSATION ACCOUNT

          4.1 Account. The amounts deferred by a Participant under the Plan, any matching contributions, and Earnings shall be credited to the Participant's Account. Separate Subaccounts will be maintained to reflect Mirror Investment Fund selections. The Account and Subaccounts shall be bookkeeping devices utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

          4.2 Timing of Credits; Withholding. A Participant's deferred Compensation shall be credited to the Account and Subaccounts at the time it would have been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation (and Matching Contributions) that is required by state, federal, or local law shall be withheld from the Participant's corresponding nondeferred Compensation.

          4.3 Matching Contributions. Employer shall make Matching Contributions to a Participant's Account. Matching Contributions shall be credited as of the last day of each calendar month.

          4.4  Determination of Accounts and Subaccounts.  Each
Participant's Account and Subaccount(s) as of each Determination Date shall consist of the balance of the Account and Subaccount(s) as of the immediately preceding Determination Date, adjusted as follows:

          (a) New Deferrals. The Account and Subaccount(s) shall be increased by any deferred Compensation credited since such Determination Date.

          (b) Employer Contributions. The Account and Subaccount(s) shall be increased by Matching Contributions credited since such Determination Date.

          (c) Distributions. The Account and Subaccount(s) shall be reduced by any benefits distributed to the Participant since such Determination Date.

          (d) Earnings. The Account and Subaccount(s) shall be increased by the Earnings credited on the average daily balance in the Account and each Subaccount since such Determination Date.

          (e) Other Adjustments. The Account and Subaccount(s) shall be increased or reduced, as the case may be, since such Determination Date by such adjustments as the Committee may determine are necessary and appropriate, including but not limited to a reduction caused by Employer's payment of the Participant's share of any payroll taxes attributable to the amount of Earnings.

          4.5  Vesting of Accounts.  Except as otherwise provided in
Section 5.4, each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Account, Subaccount, and Earnings thereon, regardless whether attributable to deferrals or matching contributions.

          4.6 Statement of Accounts. The Committee shall give to each Participant a statement showing the balances in the Participant's Account and Subaccount(s) on a semiannual basis and at such other times as may be determined by the Committee.

          4.7 Pension Make-Up. Employer shall restore an amount equal to any reduction in a Participant's defined benefit pension plan benefits because of deferrals under this Plan to the extent that the defined benefit plan benefits are not restored by any other Employer-provided plan or agreement.

                                 ARTICLE V

                               PLAN BENEFITS

          5.1 Early Withdrawals. A Participant's Account may be distributed to the Participant before termination of employment as follows:

          (a) Election For Early Withdrawal. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement as of a date specified in the election. Such date shall not be sooner than five (5) years after the date the Deferral Period commences.

          (b) Unforeseeable Emergency. Upon a finding that a Participant or Beneficiary has suffered an unforeseeable emergency, the Committee may, in its sole discretion, make distributions from the Participant's Account. "Unforeseeable emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted. Any early withdrawal approved by the Committee shall be limited to the amount necessary to meet the emergency. If a Participant receives an early withdrawal, no additional deferrals shall be made for the Participant for the remainder of the calendar year in which withdrawal is made or for the immediately succeeding calendar year.

          (c) Form of Payment. Withdrawals shall be paid in a lump sum and shall be charged to the Participant's Account as a distribution.

          5.2 Termination of Employment. If a Participant terminates employment with Employer for any reason, including death, Employer shall pay to the Participant (or the Participant's Beneficiary, in case of death) benefits equal to the balance in the Account.


          5.3 Form of Benefits. Except as provided below, benefits as a result of death or other termination of employment shall be paid in the form elected by the Participant prior to the beginning of the Deferral Period. Forms of benefit payment shall be:

          (a)  A lump sum amount which is equal to the applicable
     Account balance.

          (b) Equal monthly installments of the Account amortized over a period of sixty (60), one hundred twenty (120), or one hundred eighty (180) months. Earnings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Mirror Investment Fund rate.

          Notwithstanding an installment election, if the Participant's Account is fifty thousand dollars ($50,000) or less on the valuation date referred to in Section 5.6, the benefit shall be paid in a lump sum.

          A Participant who elects payment in installments may also elect prior to the beginning of the Deferral Period whether, in the event of the Participant's death prior to complete distribution of the Participant's
Account:

          (a) The remaining amount of the Participant's Account is to be paid in a lump sum to the Beneficiary (in which case payment shall be made within thirty (30) days after the date of death), or

          (b) Installment payments are to be made to the Beneficiary over the elected installment period (or over the remainder of the period).

          5.4 Accelerated Distribution. Notwithstanding any other provision of the Plan, a Participant at any time shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Participant and the Participant shall no longer be eligible to participate in the Plan from that date forward. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Participant.

          5.5 Withholding; Payroll Taxes. Employer shall withhold from payments hereunder any taxes required to be withheld from such payments under federal, state, or local law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405 of the Internal Revenue Code, or any successor provision thereto.

          5.6 Valuation Date. Unless a delayed valuation date is elected by the Participant, the last day of the month following the month of termination shall be the valuation date. The Participant may elect prior to the beginning of the Deferral Period that the valuation date be delayed to the last day of the month in which occurs the first, second, or third anniversary of the date of termination; provided, however, that payment must be made or begun no later than January of the calendar year in which the Participant attains age 70.

          The amount of a lump sum payment shall be based on the value of the Participant's Account on the valuation date. Except as provided in
Section 5.7, payments shall be made or commence within thirty (30) days after the valuation date.

          5.7 Covered Employee. Notwithstanding Section 5.6, if any portion of a payment in a calendar year would be disallowed as a deduction to Employer because the Participant is a "covered employee" for that calendar year under Section 162(m) of the Internal Revenue Code, that portion shall instead be paid in the immediately following calendar year, by January 30. This section does not apply to early withdrawals under
Section 5.1 or accelerated distribution under Section 5.4.

          5.8 Payment to Guardian. If a distribution is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetency, minority, incapacity, or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.


                                ARTICLE VI

                          BENEFICIARY DESIGNATION

          6.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

          6.2 Amendments. Except as provided below, any nonspousal designation of Beneficiary may be changed by a Participant without the consent of such Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

          6.3 Change in Marital Status. If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

          (a) If the participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed above.

          (b) If the Participant is unmarried at death but was married when the designation was made:

               (i) The designation shall be void if the spouse was named as Beneficiary.

               (ii)  The designation shall remain valid if a
          nonspouse Beneficiary was named.

          (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

          6.4 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

          (a)  The Participant's surviving spouse;

          (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

          (c)  The Participant's estate.


                                ARTICLE VII

                              ADMINISTRATION

          7.1 Committee; Duties. This Plan shall be administered by the Committee, which shall be the Compensation Committee of the Board or such other Committee as the Board may designate. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

          7.2 Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

          7.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive, and binding upon all persons having any interest in the Plan.

          7.4 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Committee, except in the case of gross negligence or willful misconduct.


                               ARTICLE VIII

                             CLAIMS PROCEDURE

          8.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

          8.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

          (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

          (b) A description of any additional material or information required and an explanation of why it is necessary.

          (c)  An explanation of the Plan's claim review procedure.

          8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

          8.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

                                ARTICLE IX

                     AMENDMENT AND TERMINATION OF PLAN

          9.1 Amendment. The Board may at any time amend the Plan by written instrument, notice of which shall be given to all Participants and to Beneficiaries receiving installment payments, subject to the following:

          (a) Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

          (b) Changes in Mirror Investment Funds. Amendments may change the Mirror Investment Funds available to Participants for any date subsequent to the date of amendment.

          9.2 Employer's Right to Terminate. The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan or potential payments thereunder would not be in the best interests of Employer.

          (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Participation Agreements. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Participation Agreements entered into prior to the effective date of such partial termination.

          (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Participation Agreements, and by terminating all ongoing deferrals. If such a complete termination occurs, the Plan shall cease to operate and Employer shall pay out each Account. Payment shall be made as a lump sum or in equal monthly installments over the following period, based on the Account balance:



          Account Balance                          Payout Period
     Less than $100,000                                Lump Sum
     $100,000 but less than $500,000                   3 Years
     $500,000 or more                                  5 Years


          Earnings at the appropriate rate shall continue to be credited on the unpaid balance in each Account.

                                 ARTICLE X

                               MISCELLANEOUS

          10.1 Unfunded Plan. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

          10.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest, or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by Employer. Except as provided in Section 10.3, such policies, annuity contracts, or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

          10.3  Trust Fund.  At its discretion, Employer may establish one
(1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all Employer's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer. Notwithstanding the existence of such a trust, it is intended that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

          10.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

          10.5 Not a Contract of Employment. This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a participant at any time.

          10.6 Protective Provisions. A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

          10.7 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the state of Oregon, except as preempted by federal law.

          10.8 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

          10.9 Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

          10.10 Successors. The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.


Date signed:                       WILLAMETTE INDUSTRIES, INC.



     December 27,    1993                 By    /s/ J. A. Parsons
                                      Executive Vice President










